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                                                              Exhibit 99.9

                             BURR-BROWN CORPORATION
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM

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                   Action                                         Complete Sections:
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
SECTION 1:         [ ] New Enrollment                             2, 3, 7 and sign attached
----------                                                                Stock Purchase Agreement
ACTION
                   [ ] Change Payroll Deductions                  2, 4, 7
                   [ ] Terminate Payroll Deductions               2, 5, 7
                   [ ] Leave of Absence                           2, 6, 7

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SECTION 2:         Name
----------             --------------------------------------------------------------------------------
PERSONNEL                        Last                   First           MI                 Dept.
DATA
                   Home Address
                                ------------------------------------------------------------------------
                                            City                     State              Zip Code

                   Social Security #: [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]

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SECTION 3:         Effective with the Purchase         Payroll Deduction Amount:     % of base salary*
----------         Period Beginning:                                             ----
NEW                [ ] February 1, 199_                *Must be a multiple of 1% up to a maximum of 10%
ENROLLMENT         [ ] August 1, 199_                  of base salary

                   [ ] Initial Purchase Period

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SECTION 4:         Effective with the                  I authorize the following new level of payroll
----------         Pay Period Beginning:               deductions:     % of base salary*
CHANGE                                                            -----
PAYROLL            -----------------------
DEDUCTIONS           Month, Day and Year
                                                       * Must be a multiple of 1% up to a maximum of
                                                       10% of base salary

          NOTE:    You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form.
                   You may also increase your rate of payroll deductions to become effective as the start date of the next purchase period.

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SECTION 5:         Effective with the                  Your election to terminate your payroll
----------         Pay Period Beginning:               deductions for the balance of the purchase
TERMINATE                                              period cannot be changed, and you may not
PAYROLL            -----------------------             rejoin the purchase period at a later date.
DEDUCTIONS         Month, Day and Year                 You will not be able to resume participation
                                                       in the ESPP until a new purchase period begins.

                   In connection with my voluntary termination of payroll deductions, I elect the following action with respect to my ESPP payroll deductions to date in the current payment period:

                   [ ] Purchase shares of Burr-Brown at the end of the period
                           OR
                   [ ] Refund ESPP payroll deductions collected

          NOTE:    If your employment terminates for any reason or your eligibility status changes
                   <20 hrs/wk or <5 months/yr), you will immediately cease to participate in the
                   ESPP, and your ESPP payroll deductions collected in that purchase period will automatically be refunded to you.

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SECTION 6:         In connection with my unpaid leave of absence, I elect the following action with
----------         respect to my ESPP payroll deductions to date in the current purchase period:
LEAVE OF
ABSENCE            [ ] Purchase shares of Burr-Brown at the end of the period
                           OR
                   [ ] Refund ESPP payroll deductions collected

          NOTE:    If you take an unpaid leave of absence, your payroll deductions will immediately cease.

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SECTION 7:
----------
AUTHORIZATION



I hereby authorize the specific action or actions indicated above.


--------------------------                             -------------------------------------------------
          Date                                                      Signature of Employee

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